Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 26, 2016, relating to the consolidated financial statements of BlackRock, Inc. appearing in Exhibit 99.1 to the Annual Report on Form 10-K of The PNC Financial Services Group, Inc. (the “Corporation”) for the year ended December 31, 2015, which is part of such Registration Statement on Form S-8 of the Corporation.

/s/ Deloitte & Touche LLP

New York, New York

April 29, 2016